EXHIBIT 10.62

                       NOTE PURCHASE AND WARRANT AGREEMENT

         THIS AGREEMENT made as of this 17th day of September, 1997 between Mohd
A. Aslami ("the Purchaser") and FIBERCORE, INC. ("the Company") a Nevada Corporation.

         WHEREAS, the Purchaser and the Company have agreed to purchase and sale of the Company's $50,000 note (the "Note"); and

         NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

1.       Offer
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         1.1. The Purchaser hereby agrees to purchase the Note subject to the conditions hereinafter set forth;

         1.2. Upon execution and delivery of this Agreement by both parties and the execution and delivery of the Note (Exhibit A) by the Company to the Purchaser, the Purchaser will pay to the Company the sum of Fifty Thousand U.S. Dollars ($50,000).

         1.3. In addition to the foregoing, the Company grants the Purchaser warrants (the "Warrant") granting the Purchaser the right to purchase 62,500 common shares of the Company for a purchase price of $0.6875 per share exercisable in whole or in part at any time within a five-year period to September 17, 2002.

         1.4 As additional consideration, the Company agrees that in the event that a financing as provided for in section 1.1 of the Note is consumated and proceeds receigved by the Company, then any and all other Notes, accrued salaries or other liabilities due the Purchaser or his/her spouse from the Company shall be repaid from the proceeds of such financing.

2.       Acceptance
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         2.1 The Company agrees to sell to the Purchaser the Note subject to the terms and conditions of this Agreement and to grant the Warrants referred to in clause 1.3.

3.       Delivery of Warrants
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         3.1. Upon payment of the purchase price for the Note, this agreement shall constitute the Warrants registered in Purchaser's name.

4.       Representations and Warranties of the Company
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         4.1. The Company hereby represents and warrants to, and covenants with the Purchaser as follows:

         (a) Organization and Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company has all requisite corporate power and authority for the ownership and operation of its properties and assets, and to carry on its business as presently conducted or now proposed to be conducted.

         (b) Corporate Action. The Company has all the necessary corporate power and has taken the corporate action required to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Note and Warrants and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and biding obligations of the Company enforceable in accordance with its terms. The issuance of the Note and Warrant does not require any further corporate action, will not be subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provisions of any agreement to which the Company is a part or by which it is bound.

         (c) Government Approvals. No authorization, consent, approval, license, exemption, from or filing of registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic, or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, and except for certain filings under state securities laws, the offer and sale of the shares will be exempt from the registration requirements of applicable federal and state securities laws.

         (d) Compliance with Other Instruments. Neither the execution, issuance and delivery of this Agreement or the Note, nor the consummation by the Company of any transaction contemplated hereby or thereby, constitutes or results in or will constitute or result in a default or violation of any term or provision of the charter and By-laws of the Company, as amended and in effect, and the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules or regulations by which the Company or its properties are bound.

5.       Purchaser Representations
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         5.1 In connection with this subjection, the Purchaser hereby makes the following acknowledgment and representations:

         (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered, and constitutes a valid, legal, binding, and enforceable agreement of the Purchaser;

         (b) The Purchaser is acquiring the Note and the Warrants for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act");

         (c) The Purchaser understands that because the Note and the Warrants have not been registered under the Act, it cannot dispose of any of the Note and Warrants unless such Note and the Warrants are subsequently registered under the Act or exemptions from such registration are available. The Purchase acknowledges, and understands that, it has no right to require the Company to register under the Act or exemptions from such registration are available. The Purchase acknowledges, and understands that, it has no right to require the Company to register the Note, the Warrants or any shares obtained through the conversion or exercise of the foregoing. The Purchaser further understands that the Company may, as a condition to the transfer of any of the Note or Warrants, require that the request for transfer by accompanied by an opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Act, unless such transfer is covered by an effective registration statement under the Act. The Purchaser understands that each certificate representing the shares will bear the following legend or one substantially similar thereto:

         The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired by investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel satisfactory to the corporation that registration is not required under such Act.

         (d) The Purchaser understands the offering is being made pursuant to the exemption from registration with the Securities and Exchange Commission (the "Commission") afforded by Section 4(2) of the Act and/or Regulation D adopted by the Commission relating to transactions by an issuer not involving any public offering, and similar federal, state, and foreign laws or policies. Consequently, any offering materials have not been subject to review and comment by the staff of the commission or by any state or foreign securities commission.

         (e) The Purchaser acknowledges that during the course of this transaction and prior to sale, it has had the opportunity to ask questions of any receive answers from the Company concerning the terms and conditions of its investment, and to obtain any additional information of the same kind that is specified in part I of a registration Statement on Form SB-2 under the Act. The Purchaser or its purchaser representative has examined the information furnished by the Company and, through discussions and examination of such materials as the Purchaser has requested, has obtained sufficient information upon which to make an investment decision. The Purchaser is familiar with the type of investment which the shares constitutes, and has reviewed the merit and risks of this investment to the extent deemed advisable by the Purchaser.

The Purchaser has such knowledge and experience in financial and business affairs that it is capable of evaluation the merits and risk of investing in the shares, and acknowledges that it is able to hear the economic risks of this investment. Further, the Purchaser understands all matters in the Agreement.

         (f) The investment in the Company by the Purchaser does not constitute a principal portion of the Purchaser's total assets and the Purchaser is able to afford a complete loss of the investment contemplated herein.

6.       Covenants of the Company
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         6.1. Annual Reports. The Company agrees to use its best efforts to deliver to the Purchaser, as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a consolidated balance sheet of the Company as at the end of such fiscal year, a consolidated Statement of Cash Flow of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company.

         6.2. Quarterly Reports. The Company agrees to use its best efforts to deliver to the Purchaser as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year and in any event within 60 days thereafter, a consolidated balance sheet of the Company as at the end of such period, a consolidated statement of operations and a consolidated statement of Cash Flow of the Company for such period, in each case prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified; subject to changes resulting from audit adjustments, by the principal financial or accounting officer of the Company.

         6.3. Inspection. The Company agrees to permit any authorized representative of the purchaser to visit the Company to discuss its affair and finances with its officers, all upon reasonable notice to the Company, at such reasonable times and as often as may be reasonable requested.

         6.4. Purchaser's Right to Receive Reports. The Company shall deliver the reports or give the rights specified in Paragraph 6.1., 6.2., and 6.3. to the Purchaser until the earlier of (I) the closing date of the Company's first underwritten public offering pursuant to an effective registration statement filed under the Act; or (ii) until the Purchaser no longer holds the Note or any Warrants.

7.       No Waiver
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         7.1. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby or in any other manner waive any rights granted to it under Federal and state securities laws.

8.       Survival of Representation, Warranties and Agreements
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         Notwithstanding any investigation made by any party to this Agreements, all covenants, agreements representations, and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the shares being purchased and the payment therefore.

9.       Transferability
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         9.1. The purchaser agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that nay assignment or transfer of the shares shall be made only in accordance with applicable securities laws and that an appropriate legend with respect thereto may be placed by the Company on any certificate evidencing such shares.

10.      Miscellaneous
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         10.1. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered to the Purchaser at:

         7 Laurel Hill Road
         Sturbridge, MA  01566

and to the Company:

         253 Worcester Road
         P. O. Box 180
         Charlton, MA 01507

         10.2. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws.

         10.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

         10.4. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by the Purchaser.

         10.5. Heading. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         10.6. Severability. In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         10.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

         10.8. Pronouns. All pronouns shall be deemed to refer to the masculine, feminine neuter, singular or plural, as the identity of the person or persons, firm or other entity may require in the context thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

Mohd A. Aslami                       FIBERCORE, INC.






BY:  /s/  Mohd A. Aslami             BY:  /s/  Michael J. Beecher
   --------------------------          --------------------------------
           Mohd A. Aslami

                                     TITLE:  Chief Financial Officer & Treasurer

EXHIBIT A - TO THE NOTE PURCHASE AND WARRANT AGREEMENT
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PROMISSORY NOTE

$50,000                                                CHARLTON, MA
DUE SEPTEMBER 17, 1998                                 DATED: SEPTEMBER 17, 1997

FOR VALUE RECEIVED, FiberCore, Inc., a Nevada corporation ("Payor or the "Company"), hereby unconditionally promises to pay to the order of Mohd A. Aslami ("Payee") 7 Laurel Hill Rd., Sturbridge, MA 01566, the principal sum of FIFTY THOUSAND DOLLARS ($50,000) together with any unpaid interest thereon, on the repayment date or maturity date as defined below.

1.       Repayment and Maturity Date:
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The principal amount of the Note together with accrued and unpaid interest, if any, will be payable on the earlier of:

         1.1 The receipt of the proceeds of any new financing received by the Company which includes proceeds to be used as unrestricted working capital;

         1.2 The liquidation and receipt of proceeds on the sale or other disposal of the inventory on hand at FiberCore Jena GmbH as of August 31, 1997 (approximately $1.3 million);

         1.3 A change in control of the Company which is defined as (I) the number of common shares of the Company held or beneficially owned in combination by Mohd Aslami, Charles De Luca, M. Mahmoud Awan and AMP, Incorpoated being less than 45% of the outstanding common shares of the Company; except that the voluntary sale of shares by the Payee shall be disregarded when determining the decrease in the percentage owned, or,
                  (ii) Mohd A. Aslami is removed by the Board of Directors of the Company from the position of Chairman and/or Chief Executive Officer, except if such removal is at the request of or voluntarily by Aslami.

         1.4      The final maturity date September 17, 1998;

         1.5 This Promissory Note may be prepaid in whole or in part at any time or from time to time without penalty or premium, together with interest accrued on the amount so prepaid.

2.       Interest:
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         This Note shall bear interest at the initial rate of 9.5% for the period September 17, 1997 to September 30, 1997. Thereafter the note will bear interest for each 3-month period beginning October 1, 1997, at the rate of the prime interest rate as published in the Wall Street Journal on the business day immediately preceeding the 3-month period plus one-percent (1%). Interest will be payable quarterly on the 1st day of the month following the 3-month interest period (April 1, July 1, October 1, and January 1) during the term hereof.

         In the event the Payor is unable to make the interest payments when due the Payor agrees to pay an additional amount equal to 1/2 of 1% (.5%) on the then outstanding principal as a late payment fee. In no event, however, shall the failure of the Payor to make an interest payment when due be an event of default. All principal and unpaid interest shall be due at maturity, September 17, 1998.

3.       Conversion:
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         This outstanding amount of the note including any unpaid principal and interest is convertible, at the option of the payee, at any time prior to repayment, into common shares of the Company at the rate of $0.6875 per share.

4.       Security:
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         This note shall be secured by a first priority lien on the inventory and accounts receivable of the Company and its wholly owned subsidiaries, subject to the prior liens of others, if any.

4.       Defaults:
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         The principal amount of this Promissory Note and interest accrued thereon shall become immediately due and payable, without presentation, protest, notice or further demand, all of which are expressly waived, in the event of the filing by or against the Payor of a petition in bankruptcy or reorganization or insolvency. No event of default shall occur until Payor receives written notice of an alleged default and, after 30 days, such default has not been remedied or cured.

         IN WITNESS WHEREOF, the undersigned has caused the Promissory Note to be duly executed and delivered as of the date set forth ab ove.

FiberCore, Inc.

By:  /s/ Michael J. Beecher
     -----------------------------------------
         Michael J. Beecher
         Chief Financial Officer and Treasurer